Exhibit 99.1

SERVISFIRST BANCSHARES, INC.

Announces Results For Fourth Quarter of 2015

Birmingham, Ala. – (PR Newswire) – January 25, 2016 – ServisFirst Bancshares, Inc. (NASDAQ: SFBS), today announced earnings and operating results for the quarter and year ended December 31, 2015.

Fourth Quarter 2015 Highlights:

▪	Diluted earnings per share increased 28% from $0.58 to $0.74 year over year
▪	Diluted earnings per share increased 21% from $0.61 to $0.74 on a linked quarter basis
▪	Net income for the quarter increased 31% year over year
▪	Organic loan and deposit growth for the year of 20% and 18%, respectively
▪	Fourth quarter annualized loan and deposit growth of 17% and 18%, respectively, on a linked quarter basis
▪	Entry into the Tampa Bay, Florida area with hire of a new regional CEO

Tom Broughton, President and CEO, said, “We are pleased to welcome our new banking team in the Tampa Bay area led by Greg Bryant, a highly experienced and well known banker in the area.” Bud Foshee, CFO, stated, “2015 was a strong year in financial performance and growth.”

ServisFirst announces the hiring of Greg Bryant as Executive Vice President and Regional CEO. A temporary loan production office will be opened in Pasco County, for up to a year before a permanent office is established in Tampa Bay, Florida. Greg was formerly the President & CEO of Bay Cities Bank prior to the sale of the bank.

FINANCIAL SUMMARY (UNAUDITED)

(in Thousands except share and per share amounts)

	Period Ending December 31, 2015	Period Ending September 30, 2015	% Change From Period Ending September 30, 2015 to Period Ending December 31, 2015	Period Ending December 31, 2014	% Change From Period Ending December 31, 2014 to Period Ending December 31, 2015
QUARTERLY OPERATING RESULTS
Net Income	$19,750	$16,266	21%	$15,032	31%
Net Income Available to Common Stockholders	$19,726	$16,233	22%	$14,917	32%
Diluted Earnings Per Share	$0.74	$0.61	21%	$0.58	28%
Return on Average Assets	1.55%	1.38%		1.47%
Return on Average Common Stockholders' Equity	17.75%	15.52%		16.39%
Average Diluted Shares Outstanding	26,595,239	26,506,334		25,697,531

YEAR-TO-DATE OPERATING RESULTS
Net Income	$63,540			$52,377	21%
Net Income Available to Common Stockholders	$63,260			$51,946	22%
Diluted Earnings Per Share	$2.39			$2.09	14%
Return on Average Assets	1.38%			1.39%
Return on Average Common Stockholders' Equity	15.30%			16.23%
Average Diluted Shares Outstanding	26,442,554			24,818,221

Core Net Income*	$65,307			$53,989	21%
Core Net Income Available to Common Stockholders*	$65,027			$53,558	21%
Core Diluted Earnings Per Share*	$2.46			$2.16	14%
Core Return on Average Assets*	1.42%			1.44%
Core Return on Average Common Stockholders' Equity*	15.73%			16.74%

BALANCE SHEET
Total Assets	$5,095,509	$4,772,601	7%	$4,098,679	24%
Loans	4,216,375	4,044,242	4%	3,359,858	25%
Non-interest-bearing Demand Deposits	1,053,467	1,029,354	2%	810,460	30%
Total Deposits	4,223,888	4,044,634	4%	3,398,160	24%
Stockholders' Equity	449,147	431,194	4%	407,213	10%

* Core measures exclude non-routine expenses during the comparative periods presented in this press release as more fully described in "GAAP Reconciliation and Management Explanation of Non-GAAP Financial Measures" below.

DETAILED FINANCIALS

ServisFirst Bancshares, Inc. reported net income of $19.8 million and net income available to common stockholders of $19.7 million for the quarter ended December 31 2015, compared to net income of $15.0 million and net income available to common stockholders of $14.9 million for the same quarter in 2014. Basic and diluted earnings per common share were $0.76 and $0.74, respectively, for the fourth quarter of 2015, compared to $0.60 and $0.58, respectively, for the fourth quarter of 2014.

Return on average assets was 1.55% and return on average common stockholders’ equity was 17.75% for the fourth quarter of 2015, compared to 1.47% and 16.39%, respectively, for the fourth quarter of 2014.

Net interest income was $43.2 million for the fourth quarter of 2015, compared to $41.9 million for the third quarter of 2015 and $34.5 million for the fourth quarter of 2014. The increase in net interest income on a linked quarter basis is attributable to a $197.1 million increase in average loans outstanding and a $74.0 million increase in non-interest-bearing deposits, both resulting in a positive mix change in our balance sheet. The Company completed a private placement of $34.75 million of its 5% Subordinated Notes due July 15, 2025 during the third quarter of 2015, which partially offset the positive mix change attributable to the increase in average loans and non-interest-bearing deposits. The net interest margin in the fourth quarter of 2015 was 3.56%, a 21 basis point decrease from the third quarter of 2015 and unchanged from the fourth quarter of 2014. Excess liquidity during the fourth quarters of 2015 and 2014 drives an unfavorable volume component change when compared to their respective comparable linked quarters. The average yield on loans decreased 9 basis points to 4.44% on a linked quarter basis. Three basis points of this decrease are attributable to a $318,000 decrease in the accretion on acquired loans. Excluding accretion on acquired loans, the net interest margin decreased 22 basis points from the third quarter to the fourth quarter of 2015. Average rates paid on interest-bearing liabilities increased from 0.58% in the third quarter to 0.60% in the fourth quarter of 2015. The higher rates paid on federal funds purchased from our correspondent banks was the result of the 0.25% increase in the Federal Reserve’s targeted rate in early December 2015.

Average loans for the fourth quarter of 2015 were $4.12 billion, an increase of $197.1 million, or 5%, over average loans of $3.93 billion for the third quarter of 2015, and an increase of $896.9 million, or 28%, over average loans of $3.23 billion for the fourth quarter of 2014.

Average total deposits for the fourth quarter of 2015 were $4.21 billion, an increase of $288.1 million, or 7%, over average total deposits of $3.92 billion for the third quarter of 2015, and an increase of $805.7 million, or 24%, over average total deposits of $3.41 billion for the fourth quarter of 2014.

Non-performing assets to total assets were 0.26% for the fourth quarter of 2015, a decrease of 8 basis points compared to 0.34% for the third quarter of 2015 and a decrease of 15 basis points compared to 0.41% for the fourth quarter of 2014. Net credit charge-offs to average loans were 0.24%, a 19 basis point increase compared to 0.05% for the third quarter of 2015 and a 5 basis point increase compared to 0.19% for the fourth quarter of 2014. We recorded a $3.3 million provision for loan losses in the fourth quarter of 2015 compared to $3.1 million in the third quarter of 2015 and $2.8 million in the fourth quarter of 2014. The allowance for loan loss as a percentage of total loans was 1.03% at December 31, 2015, a decrease of 2 basis points compared to 1.05% at September 30, 2015 and a decrease of 3 basis points compared to 1.06% at December 31, 2014. In management’s opinion, the allowance is adequate and was determined by consistent application of ServisFirst Bank’s methodology for calculating its allowance for loan loss.

Non-interest income increased $449,000 during the fourth quarter of 2015, or 14%, compared to the fourth quarter of 2014. Service charges on deposit accounts increased $158,000, or 14%, compared to the fourth quarter of 2014, resulting from an increase in the number of accounts and transactions. Mortgage banking revenue increased $113,000, or 22%, compared to the fourth quarter of 2014. Interchange income on credit card transactions, included in other operating income, increased $140,000, or 25%, compared to the fourth quarter of 2014, resulting from an increase in the number of credit card accounts.

Non-interest expense for the fourth quarter of 2015 increased $5.9 million, or 45%, to $19.1 million from $13.1 million in the fourth quarter of 2014, and increased $754,000, or 4%, on a linked quarter basis. Salary and benefit expense for the fourth quarter of 2015 increased $2.6 million, or 41%, to $8.9 million from $6.3 million in the fourth quarter of 2014, and decreased $1.7 million, or 16%, on a linked quarter basis. We reversed $2.0 million of accrued incentive pay during the fourth quarter of 2015 and reversed $1.0 million of accrued incentive pay during the fourth quarter of 2014. Excluding these reversals, salary and benefit expenses increased $3.6 million year over year and increased $0.3 million on a linked quarter basis. The year-over-year increase is primarily the result of the Metro Bank employees coming on board in February 2015 and employee hires in our newer markets and Birmingham. Other operating expense for the fourth quarter of 2015 increased $3.0 million, or 79%, to $6.9 million from $3.9 million in the fourth quarter of 2014, and increased $2.5 million, or 57%, on a linked quarter basis. Included in these increases were $2.4 million of write-downs in equity investments in tax credit partnerships during the fourth quarter of 2015.

Tax expense for the fourth quarter of 2015 decreased $2.1 million compared to the fourth quarter of 2014, and decreased $3.4 million on a linked quarter basis. Effective tax rates for the fourth quarter of 2015, third quarter of 2015 and fourth quarter of 2014 were 18.81%, 33.00% and 30.63%, respectively. The lower rate in the fourth quarter of 2015 was primarily the result of recognition of federal historic tax credits.

GAAP Reconciliation and Management Explanation of Non-GAAP Financial Measures

We recorded expenses of $2.1 million for the first quarter of 2015 related to the acquisition of Metro Bancshares, Inc. and the merger of Metro Bank with and into the Bank, and recorded an expense of $500,000 resulting from the initial funding of reserves for unfunded loan commitments for the first quarter of 2015, consistent with guidance provided in the Federal Reserve Bank’s Inter-agency Policy Statement SR 06-17. We recorded non-routine expenses of $2.5 million during the first half of 2014 resulting from a correction of our accounting for vested stock options and acceleration of vesting for unvested stock options previously granted to members of our advisory boards in our markets. This change in accounting treatment is a non-cash item and did not impact our operating activities or cash from operations. Core financial measures included in this press release are “core net income,” “core net income available to common stockholders,” “core diluted earnings per share,” “core return on average assets” and “core return on average common stockholders’ equity.” Each of these five core financial measures excludes the impact of the non-routine expenses attributable to merger expenses, the initial funding of reserves for unfunded loan commitments, the correction of our accounting for vested stock options and the acceleration of vesting of unvested stock options, and are all considered non-GAAP financial measures. Other non-GAAP financial measures included in this press release are “tangible common stockholders’ equity,” “total tangible assets,” “tangible book value per share,” and “tangible common equity to total tangible assets.” All non-GAAP financial measures are more fully explained below.

“Core net income” is defined as net income, adjusted by the net effect of the non-routine expense.

“Core net income available to common stockholders” is defined as net income available to common stockholders, adjusted by the net effect of the non-routine expense.

“Core diluted earnings per share” is defined as net income available to common stockholders, adjusted by the net effect of the non-routine expense, divided by weighted average diluted shares outstanding.

“Core return on average assets” is defined as net income, adjusted by the net effect of the non-routine expense, divided by average total assets.

“Core return on average common stockholders’ equity” is defined as net income, adjusted by the net effect of the non-routine expense, divided by average common stockholders’ equity.

“Tangible common stockholders’ equity” is defined as common stockholders’ equity, adjusted by the total of goodwill and other identifiable intangible assets.

“Total tangible assets” is defined as total assets, adjusted by the total of goodwill and other identifiable intangible assets.

“Tangible book value per share” is defined as tangible common stockholders’ equity divided by the number of common shares outstanding.

“Tangible common equity to total tangible assets” is defined as tangible common equity divided by total tangible assets.

We believe these non-GAAP financial measures provide useful information to management and investors that is supplementary to our financial condition, results of operations and cash flows computed in accordance with GAAP; however, we acknowledge that these non-GAAP financial measures have a number of limitations. As such, you should not view these disclosures as a substitute for results determined in accordance with GAAP, and they are not necessarily comparable to non-GAAP financial measures that other companies, including those in our industry, use. The following reconciliation table provides a more detailed analysis of the non-GAAP financial measures for the years ended December 31, 2015 and December 31, 2014 included in this press release. Dollars are in thousands, except share and per share data.

	2015	2014
Provision for income taxes - GAAP	$25,465	$21,601
Adjustments:
Adjustment for non-routine expense	829	865
Core provision for income taxes	$26,294	$22,466

Return on average assets - GAAP	1.38%	1.39%
Net income - GAAP	$63,540	$52,377
Adjustments:
Adjustment for non-routine expense	1,767	1,612
Core net income	$65,307	$53,989
Average assets	$4,591,860	$3,757,932
Core return on average assets	1.42%	1.44%

Return on average common stockholders' equity	15.30%	16.23%
Net income available to common stockholders - GAAP	$63,260	$51,946
Adjustments:
Adjustment for non-routine expense	1,767	1,612
Core net income available to common stockholders	$65,027	$53,558
Average common stockholders' equity	$413,445	$320,005
Core return on average common stockholders' equity	15.73%	16.74%

Earnings per share - diluted - GAAP	$2.39	$2.09
Weighted average shares outstanding, diluted	26,442,554	24,818,221
Core diluted earnings per share	$2.46	$2.16

Book value per share	$17.29	$14.81
Total common stockholders' equity - GAAP	449,147	367,255
Adjustments:
Adjusted for goodwill and other identifiable intangible assets	15,330	-
Tangible common stockholders' equity	$433,817	$367,255
Tangible book value per share	$16.70	$14.81

Common stockholders' equity to total assets	8.81%	8.96%
Total assets - GAAP	$5,095,509	$4,098,679
Adjustments:
Adjusted for goodwill and other identifiable intangible assets	15,330	-
Total tangible assets	5,080,179	4,098,679
Tangible common equity to total tangible assets	8.54%	8.96%

About ServisFirst Bancshares, Inc.

ServisFirst Bancshares, Inc. is a bank holding company based in Birmingham, Alabama. Through its subsidiary ServisFirst Bank, ServisFirst Bancshares, Inc. provides business and personal financial services from locations in Birmingham, Huntsville, Montgomery, Mobile and Dothan, Alabama, Pensacola, Florida, Atlanta, Georgia, Charleston, South Carolina and Nashville, Tennessee.

ServisFirst Bancshares, Inc. files periodic reports with the U.S. Securities and Exchange Commission (SEC). Copies of its filings may be obtained through the SEC’s website at www.sec.gov or at http://servisfirstbancshares.investorroom.com/.

Statements in this press release that are not historical facts, including, but not limited to, statements concerning future operations, results or performance, are hereby identified as "forward-looking statements" for the purpose of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933. The words "believe," "expect," "anticipate," "project," “plan,” “intend,” “will,” “would,” “might” and similar expressions often signify forward-looking statements. Such statements involve inherent risks and uncertainties. ServisFirst Bancshares, Inc. cautions that such forward-looking statements, wherever they occur in this press release or in other statements attributable to ServisFirst Bancshares, Inc., are necessarily estimates reflecting the judgment of ServisFirst Bancshares, Inc.’s senior management and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Such forward-looking statements should, therefore, be considered in light of various factors that could affect the accuracy of such forward-looking statements, including: general economic conditions, especially in the credit markets and in the Southeast; the performance of the capital markets; changes in interest rates, yield curves and interest rate spread relationships; changes in accounting and tax principles, policies or guidelines; changes in legislation or regulatory requirements; changes in our loan portfolio and deposit base; possible changes in laws and regulations and governmental monetary and fiscal policies, including, but not limited to, economic stimulus initiatives; the cost and other effects of legal and administrative cases and similar contingencies; possible changes in the creditworthiness of customers and the possible impairment of the collectability of loans and the value of collateral; the effect of natural disasters, such as hurricanes and tornados, in our geographic markets; and increased competition from both banks and non-bank financial institutions. The foregoing list of factors is not exhaustive. For discussion of these and other risks that may cause actual results to differ from expectations, please refer to “Cautionary Note Regarding Forward-looking Statements” and “Risk Factors” in our most recent Annual Report on Form 10-K and our other SEC filings. If one or more of the factors affecting our forward-looking information and statements proves incorrect, then our actual results, performance or achievements could differ materially from those expressed in, or implied by, forward-looking information and statements. Accordingly, you should not place undue reliance on any forward-looking statements, which speak only as of the date made. ServisFirst Bancshares, Inc. assumes no obligation to update or revise any forward-looking statements that are made from time to time.

More information about ServisFirst Bancshares, Inc. may be obtained over the Internet at http://servisfirstbancshares.investorroom.com/ or by calling (205) 949-0302.

Contact: ServisFirst Bank

Davis Mange (205) 949-3420

dmange@servisfirstbank.com

SELECTED FINANCIAL HIGHLIGHTS (UNAUDITED)

(In thousands except share and per share data)

	4th Quarter 2015	3rd Quarter 2015	2nd Quarter 2015	1st Quarter 2015	4th Quarter 2014
CONSOLIDATED STATEMENT OF INCOME
Interest income	$48,451	$46,532	$44,209	$40,783	$38,163
Interest expense	5,290	4,670	3,998	3,746	3,703
Net interest income	43,161	41,862	40,211	37,037	34,460
Provision for loan losses	3,308	3,072	4,062	2,405	2,759
Net interest income after provision for loan losses	39,853	38,790	36,149	34,632	31,701
Non-interest income	3,559	3,822	3,505	3,077	3,110
Non-interest expense	19,086	18,332	18,213	18,751	13,143
Income before income tax	24,326	24,280	21,441	18,958	21,668
Provision for income tax	4,576	8,014	6,972	5,903	6,636
Net income	19,750	16,266	14,469	13,055	15,032
Preferred stock dividends	24	33	123	100	115
Net income available to common stockholders	$19,726	$16,233	$14,346	$12,955	$14,917
Earnings per share - basic	$0.76	$0.63	$0.56	$0.51	$0.60
Earnings per share - diluted	$0.74	$0.61	$0.54	$0.49	$0.58
Average diluted shares outstanding	26,595,239	26,506,334	26,426,036	26,237,980	25,697,531

CONSOLIDATED BALANCE SHEET DATA
Total assets	$5,095,509	$4,772,601	$4,492,539	$4,393,342	$4,098,679
Loans	4,216,375	4,044,242	3,863,734	3,607,852	3,359,858
Debt securities	370,364	334,635	335,008	336,505	327,665
Non-interest-bearing demand deposits	1,053,467	1,029,354	926,577	866,743	810,460
Total deposits	4,223,888	4,044,634	3,729,132	3,638,763	3,398,160
Borrowings	55,748	55,728	21,016	21,278	19,973
Stockholders' equity	$449,147	$431,194	$454,487	$441,458	$407,213

Shares outstanding	25,972,698	25,903,698	25,826,198	25,653,610	24,801,518
Book value per share	$17.29	$16.65	$16.05	$15.65	$14.81
Tangible book value per share (1)	$16.70	$15.96	$15.35	$14.95	$14.81

SELECTED FINANCIAL RATIOS
Net interest margin	3.56%	3.77%	3.88%	3.80%	3.56%
Return on average assets	1.55%	1.38%	1.31%	1.26%	1.47%
Return on average common stockholders' equity	17.75%	15.52%	14.06%	13.55%	16.39%
Efficiency ratio	40.85%	40.13%	41.66%	46.74%	34.98%
Non-interest expense to average earning assets	1.56%	1.63%	1.73%	1.90%	1.34%

CAPITAL RATIOS (2)
Common equity tier 1 capital to risk-weighted assets (3)	9.72%	9.59%	9.60%	9.93%	N/A
Tier 1 capital to risk-weighted assets	9.73%	9.60%	10.58%	10.98%	11.75%
Total capital to risk-weighted assets	11.95%	11.89%	12.05%	12.49%	13.38%
Tier 1 capital to average assets	8.55%	8.83%	9.88%	10.07%	9.91%
Tangible common equity to total tangible assets (1)	8.54%	8.70%	8.86%	8.76%	8.96%

(1)	See "GAAP Reconciliation and Management Explanation of Non-GAAP Financial Measures" for a discussion of these Non-GAAP financial measures.
(2)	Regulatory capital ratios for most recent period are preliminary.
(3)	Basel III final capital rules, including the new Common Equity Tier 1 Capital to Risk-Weighted Assets ratio, became effective for the Company on January 1, 2015.

CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(Dollars in thousands)

	December 31, 2015	December 31, 2014	% Change
ASSETS
Cash and due from banks	$46,614	$48,519	(4)%
Interest-bearing balances due from depository institutions	270,836	248,054	9%
Federal funds sold	34,785	891	3,804%
Cash and cash equivalents	352,235	297,464	18%
Available for sale debt securities, at fair value	342,938	298,310	15%
Held to maturity debt securities (fair value of $27,910 and $29,974 at
December 31, 2015 and 2014, respectively)	27,426	29,355	(7)%
Restricted equity securities	4,954	3,921	26%
Mortgage loans held for sale	8,249	5,984	38%
Loans	4,216,375	3,359,858	25%
Less allowance for loan losses	(43,419)	(35,629)	22%
Loans, net	4,172,956	3,324,229	26%
Premises and equipment, net	19,434	7,815	149%
Goodwill and other identifiable intangible assets	15,330	-
Other assets	151,987	131,601	15%
Total assets	$5,095,509	$4,098,679	24%
LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Deposits:
Non-interest-bearing	$1,053,467	$810,460	30%
Interest-bearing	3,170,421	2,587,700	23%
Total deposits	4,223,888	3,398,160	24%
Federal funds purchased	352,360	264,315	33%
Other borrowings	55,748	19,973	179%
Other liabilities	14,366	9,018	59%
Total liabilities	4,646,362	3,691,466	26%
Stockholders' equity:
Preferred stock, Series A Senior Non-Cumulative Perpetual, par value $0.001
(liquidation preference $1,000), net of discount; 40,000 shares authorized, no shares issued and outstanding at December 31, 2015, and
40,000 shares issued and outstanding at December 31, 2014	-	39,958	(100)%
Preferred stock, par value $0.001 per share; 1,000,000 authorized and
960,000 currently undesignated	-	-	-%
Common stock, par value $0.001 per share; 50,000,000 shares authorized;
25,972,698 shares issued and outstanding at December 31, 2015 and
24,801,518 shares issued and outstanding at December 31, 2014	26	25	4%
Additional paid-in capital	211,546	185,397	14%
Retained earnings	234,150	177,091	32%
Accumulated other comprehensive income	3,048	4,490	(32)%
Noncontrolling interest	377	252	50%
Total stockholders' equity	449,147	407,213	10%
Total liabilities and stockholders' equity	$5,095,509	$4,098,679	24%

CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

(In thousands except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
Interest income:
Interest and fees on loans	$46,150	$35,902	$171,302	$136,066
Taxable securities	1,058	1,143	4,331	4,497
Nontaxable securities	875	871	3,499	3,489
Federal funds sold	46	41	127	159
Other interest and dividends	322	206	716	514
Total interest income	48,451	38,163	179,975	144,725
Interest expense:
Deposits	4,294	3,256	14,894	12,420
Borrowed funds	996	447	2,810	1,699
Total interest expense	5,290	3,703	17,704	14,119
Net interest income	43,161	34,460	162,271	130,606
Provision for loan losses	3,308	2,759	12,847	10,259
Net interest income after provision for loan losses	39,853	31,701	149,424	120,347
Non-interest income:
Service charges on deposit accounts	1,326	1,168	5,088	4,265
Mortgage banking	620	507	2,682	2,047
Securities gains	-	-	29	3
Increase in cash surrender value life insurance	630	649	2,621	2,280
Other operating income	983	786	3,543	2,634
Total non-interest income	3,559	3,110	13,963	11,229
Non-interest expense:
Salaries and employee benefits	8,884	6,332	38,913	31,017
Equipment and occupancy expense	1,519	1,335	6,389	5,547
Professional services	706	558	2,607	2,435
FDIC and other regulatory assessments	733	516	2,660	2,094
Other real estate owned expense	324	528	1,227	1,533
Merger expense	-	-	2,100	-
Other operating expense	6,920	3,874	20,486	14,972
Total non-interest expense	19,086	13,143	74,382	57,598
Income before income tax	24,326	21,668	89,005	73,978
Provision for income tax	4,576	6,636	25,465	21,601
Net income	19,750	15,032	63,540	52,377
Dividends on preferred stock	24	115	280	431
Net income available to common stockholders	$19,726	$14,917	$63,260	$51,946
Basic earnings per common share	$0.76	$0.60	$2.46	$2.18
Diluted earnings per common share	$0.74	$0.58	$2.39	$2.09

LOANS BY TYPE (UNAUDITED)

(In thousands)

	4th Quarter 2015	3rd Quarter 2015	2nd Quarter 2015	1st Quarter 2015	4th Quarter 2014
Commercial, financial and agricultural	$1,760,479	$1,683,819	$1,642,182	$1,554,020	$1,504,652
Real estate - construction	243,267	232,895	219,607	219,005	208,769
Real estate - mortgage:
Owner-occupied commercial	1,014,669	978,721	930,719	869,724	793,917
1-4 family mortgage	444,134	417,012	392,245	375,770	333,455
Other mortgage	698,779	677,822	627,099	545,668	471,363
Subtotal: Real estate - mortgage	2,157,582	2,073,555	1,950,063	1,791,162	1,598,735
Consumer	55,047	53,973	51,882	43,665	47,702
Total loans	$4,216,375	$4,044,242	$3,863,734	$3,607,852	$3,359,858

SUMMARY OF LOAN LOSS EXPERIENCE (UNAUDITED)

(Dollars in thousands)

	4th Quarter 2015	3rd Quarter 2015	2nd Quarter 2015	1st Quarter 2015	4th Quarter 2014
Allowance for loan losses:
Beginning balance	$42,574	$40,020	$37,356	$35,629	$34,442
Loans charged off:
Commercial financial and agricultural	2,186	388	1,151	77	416
Real estate - construction	161	31	93	382	309
Real estate - mortgage	463	-	208	433	922
Consumer	21	126	19	5	21
Total charge offs	2,831	545	1,471	897	1,668
Recoveries:
Commercial financial and agricultural	241	13	6	19	2
Real estate - construction	61	13	65	99	37
Real estate - mortgage	65	1	2	101	46
Consumer	1	-	-	-	11
Total recoveries	368	27	73	219	96
Net charge-offs	2,463	518	1,398	678	1,572
Provision for loan losses	3,308	3,072	4,062	2,405	2,759
Ending balance	$43,419	$42,574	$40,020	$37,356	$35,629

Allowance for loan losses to total loans	1.03%	1.05%	1.04%	1.04%	1.06%
Allowance for loan losses to total average
loans	1.05%	1.08%	1.07%	1.07%	1.10%
Net charge-offs to total average loans	0.24%	0.05%	0.15%	0.08%	0.19%
Provision for loan losses to total average
loans	0.32%	0.31%	0.44%	0.28%	0.34%
Nonperforming assets:
Nonaccrual loans	$7,767	$9,850	$8,194	$8,361	$9,125
Loans 90+ days past due and accruing	1	524	470	553	925
Other real estate owned and
repossessed assets	5,392	6,068	8,235	8,638	6,840
Total	$13,160	$16,442	$16,899	$17,552	$16,890

Nonperforming loans to total loans	0.18%	0.26%	0.22%	0.25%	0.30%
Nonperforming assets to total assets	0.26%	0.34%	0.38%	0.40%	0.41%
Nonperforming assets to earning assets	0.26%	0.35%	0.38%	0.41%	0.42%
Reserve for loan losses to nonaccrual loans	559.02%	432.22%	488.41%	446.79%	390.45%

Restructured accruing loans	$6,782	$8,266	$8,279	$8,280	$8,292

Restructured accruing loans to total loans	0.16%	0.20%	0.21%	0.23%	0.25%

TROUBLED DEBT RESTRUCTURINGS (TDRs) (UNAUDITED)

(In thousands)

	4th Quarter 2015	3rd Quarter 2015	2nd Quarter 2015	1st Quarter 2015	4th Quarter 2014
Beginning balance:	$8,266	$8,279	$8,280	$8,992	$7,932
Additions	-	-	-	-	6,250
Net (paydowns) / advances	(83)	(13)	(1)	(381)	(4,492)
Charge-offs	(447)	-	-	(331)	(698)
	$7,736	$8,266	$8,279	$8,280	$8,992

CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

(In thousands except per share data)

	4th Quarter 2015	3rd Quarter 2015	2nd Quarter 2015	1st Quarter 2015	4th Quarter 2014
Interest income:
Interest and fees on loans	$46,150	$44,401	$42,105	$38,646	$35,902
Taxable securities	1,058	1,041	1,104	1,128	1,143
Nontaxable securities	875	890	874	860	871
Federal funds sold	46	32	24	77	41
Other interest and dividends	322	168	102	72	206
Total interest income	48,451	46,532	44,209	40,783	38,163
Interest expense:
Deposits	4,294	3,818	3,512	3,270	3,256
Borrowed funds	996	852	486	476	447
Total interest expense	5,290	4,670	3,998	3,746	3,703
Net interest income	43,161	41,862	40,211	37,037	34,460
Provision for loan losses	3,308	3,072	4,062	2,405	2,759
Net interest income after provision for loan losses	39,853	38,790	36,149	34,632	31,701
Non-interest income:
Service charges on deposit accounts	1,326	1,279	1,276	1,207	1,168
Mortgage banking	620	873	735	454	507
Securities gains	-	-	-	29	-
Increase in cash surrender value life insurance	630	683	660	648	649
Other operating income	983	987	834	739	786
Total non-interest income	3,559	3,822	3,505	3,077	3,110
Non-interest expense:
Salaries and employee benefits	8,884	10,595	10,426	9,008	6,332
Equipment and occupancy expense	1,519	1,575	1,634	1,661	1,335
Professional services	706	668	665	568	558
FDIC and other regulatory assessments	733	681	626	620	516
Other real estate owned expense	324	400	289	214	528
Merger expense	-	-	-	2,096	-
Other operating expense	6,920	4,413	4,573	4,584	3,874
Total non-interest expense	19,086	18,332	18,213	18,751	13,142
Income before income tax	24,326	24,280	21,441	18,958	21,668
Provision for income tax	4,576	8,014	6,972	5,903	6,636
Net income	19,750	16,266	14,469	13,055	15,032
Dividends on preferred stock	24	33	123	100	115
Net income available to common stockholders	$19,726	$16,233	$14,346	$12,955	$14,917
Basic earnings per common share	$0.76	$0.63	$0.56	$0.51	$0.60
Diluted earnings per common share	$0.74	$0.61	$0.54	$0.49	$0.58

AVERAGE BALANCE SHEETS AND NET INTEREST ANALYSIS (UNAUDITED)

ON A FULLY TAXABLE-EQUIVALENT BASIS

(Dollars in thousands)

	4th Quarter 2015		3rd Quarter 2015		2nd Quarter 2015		1st Quarter 2015		4th Quarter 2014
	Average Balance	Yield / Rate	Average Balance	Yield / Rate	Average Balance	Yield / Rate	Average Balance	Yield / Rate	Average Balance	Yield / Rate
Assets:
Interest-earning assets:
Loans, net of unearned income (1)
Taxable	$4,113,044	4.44%	$3,915,778	4.48%	$3,731,699	4.51%	$3,492,363	4.47%	$3,215,400	4.41%
Tax-exempt (2)	9,639	4.98	9,802	4.98	10,005	5.00	10,180	5.03	10,367	4.98
Mortgage loans held for sale	4,362	4.27	7,714	4.32	12,718	2.21	6,884	2.12	3,410	6.05
Debt securities:
Taxable	193,982	2.18	189,941	2.19	193,848	2.28	198,104	2.28	195,533	2.32
Tax-exempt (2)	139,435	3.88	139,543	3.95	136,104	3.93	129,525	4.02	127,909	4.19
Total securities (3)	333,417	2.89	329,484	2.94	329,952	2.96	327,629	2.97	323,442	3.06
Federal funds sold	33,255	0.55	24,860	0.51	26,638	0.36	39,438	0.27	68,640	0.24
Restricted equity securities	4,954	4.24	4,954	4.16	4,953	3.16	4,354	3.63	3,418	3.95
Interest-bearing balances with banks	366,771	0.29	168,548	0.27	97,482	0.26	119,195	0.28	273,496	0.26
Total interest-earning assets	4,865,442	3.99%	4,461,140	4.18%	4,213,447	4.26%	4,000,043	4.18%	3,898,173	3.94%
Non-interest-earning assets:
Cash and due from banks	62,037		63,259		58,347		61,911		58,973
Net premises and equipment	19,609		18,961		16,323		13,847		8,315
Allowance for loan losses,
accrued interest and
other assets	124,241		127,778		129,233		117,612		101,831
Total assets	$5,071,329		$4,671,136		$4,417,350		$4,193,413		$4,067,292

Interest-bearing liabilities:
Interest-bearing deposits:
Checking	$611,521	0.30%	$593,550	0.28%	$579,650	0.27%	$553,569	0.26%	$511,451	0.26%
Savings	39,590	0.29	37,281	0.30	37,697	0.28	36,128	0.28	28,806	0.29
Money market	2,048,453	0.49	1,817,997	0.47	1,653,708	0.45	1,618,715	0.44	1,645,533	0.45
Time deposits	503,217	1.00	485,137	0.99	480,140	1.05	446,084	1.05	395,598	1.03
Federal funds purchased	295,530	0.37	246,168	0.31	275,888	0.29	270,549	0.28	231,135	0.28
Other borrowings	55,805	5.11	50,509	5.18	21,238	5.40	20,455	5.65	19,969	5.62
Total interest-bearing liabilities	3,554,116	0.59%	3,230,642	0.57%	3,048,321	0.53%	2,925,500	0.52%	2,832,492	0.52%
Non-interest-bearing liabilities:
Non-interest-bearing
demand	1,062,795		988,756		908,020		813,340		823,738
Other liabilities	13,469		23,738		11,793		6,745		9,969
Stockholders' equity	436,928		424,113		444,302		422,847		395,981
Unrealized gains on securities and
derivatives	4,021		3,911		4,914		4,981		5,112
Total liabilities and
stockholders' equity	$5,071,329		$4,671,136		$4,417,350		$4,193,413		$4,067,292
Net interest spread		3.40%		3.61%		3.73%		3.66%		3.42%
Net interest margin		3.56%		3.77%		3.88%		3.80%		3.56%

(1)	Average loans include loans on which the accrual of interest has been discontinued.
(2)	Interest income and yields are presented on a fully taxable equivalent basis using a tax rate of 35%.
(3)	Unrealized gains on available-for-sale debt securities are excluded from the yield calculation.